UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2019

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Address of Principal Executive Offices)

(919) 859-1302
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq global select market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2019, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Baker Brothers” and, together with 667, “Buyers”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to Buyers (the “Offering”), pre-funded warrants to purchase up to an aggregate of 11,764,706 shares of the Company’s common stock (“Common Stock”) at an offering price of $1.69 per share (the “Pre-Funded Warrants”). Upon closing of the Offering, the Company expects to receive proceeds of approximately $19.9 million. The Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants are being offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-221421), which was declared effective by the Securities and Exchange Commission on December 12, 2017.

The Pre-Funded Warrants will have an exercise price of $0.01 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets to the Company’s stockholders. Each Pre-Funded Warrant will be exercisable upon issuance. In the event of certain corporate transactions, the holder of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such transaction. The Pre-Funded Warrants do not contain voting rights or provide the holders of the Pre-Funded Warrants with any other rights or privileges as holders of the Common Stock.

The foregoing summary of the Pre-Funded Warrants and the Purchase Agreement, does not purport to be complete and is subject to, and qualified in its entirety by the Purchase Agreement (and the form of pre-funded warrant attached thereto) attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated November 19, 2019, among BioCryst Pharmaceuticals, Inc., Baker Brothers Life Sciences, L.P. and 667, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2019	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Senior Vice President and Chief Legal Officer